UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 10, 2006
PDG Environmental, Inc.
(Exact name of registrant as specified in this charter)

Delaware	0-13667	22-2677298
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1386 Beulah Road, Building 801, Pittsburgh, PA (Address of Principal Executive Offices)	15235 (Zip Code)
Registrant’s Telephone Number, including area code: (412) 243-3200
NOT APPLICABLE
(Former Name or Former Address, if Changes Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 142-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry in a Material Definitive Agreement
This Current Report on Form 8-K is being furnished to disclose that on May 10, 2006 Sky Bank increased the amount available under the base line of credit from $13 million to $15 million. The interest rate on the borrowings was lowered to prime from prime plus 1/4%.
The related loan documents were finalized and executed on June 14, 2006.

Item 9.01. Financial Statements, Pro forma Financial Information and Exhibits
(c) Exhibits

Exhibits	Description
10	Amended and Restated Loan Agreement, dated June 14, 2006, is made by and among PDG Environmental, Inc., Project Development Group, Inc., Enviro-Tech Abatement Services, Inc., PDG, Inc., and Flagship Restoration, Inc. and Sky Bank.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PDG Environmental, Inc..

By	/s/ John C. Regan

John C. Regan
Chairman and Chief Executive Officer
Date: June 16, 2006

EXHIBIT INDEX
10	Amended and Restated Loan Agreement, dated June 14, 2006, is made by and among PDG Environmental, Inc., Project Development Group, Inc., Enviro-Tech Abatement Services, Inc., PDG, Inc., and Flagship Restoration, Inc. and Sky Bank.

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